EXHIBIT 99.1

ShiftPixy Appoints Patrice H. Launay as Chief Financial Officer

IRVINE, CA – January 24, 2018 – ShiftPixy, Inc. (NASDAQ: PIXY), a developing, proprietary next-gen technology platform for workforce engagement and management, today announced the appointment of Patrice H. Launay as Chief Financial Officer, effective immediately. Mr. Launay succeeds Stephen DeSantis who resigned from the Company as reported on October 5, 2017.

Scott W. Absher, Chief Executive Officer of ShiftPixy stated, “The Board and I are very excited about Patrice joining ShiftPixy as our new CFO. His exemplary skills and deep experience in accounting along with his astute business acumen make him the right person to lead our finance team.”

Mr. Launay comes to ShiftPixy with an extensive accounting background, having served as an audit manager for various large regional and multinational accounting firms. He began his career at PricewaterhouseCoopers (PwC) where he spent six years in Paris and Los Angeles. He then spent two years at Groupe Roullier as Corporate Controller, and the following two years as an audit Manager for the City Auditor Office of the City of Long Beach, California, where he led several audits to help prevent and deter fraud within the city’s programs. From 2011 to 2016 Mr. Launay worked for BDO USA and was involved in the audits of several listed and non-listed companies in the US and Australia. Immediately before joining ShiftPixy, he served as a financial and accounting manager for RxSight, Inc., providing month-end close assistance, designing and implementing effective controls, and drafting accounting procedures. Mr. Launay holds a master’s degree from the Business School of Tours (ESCEM) France with a major in Finance and Accounting, is a Certified Public Accountant (Active) and a Certified Fraud Examiner (Inactive), and holds a Series 65 securities license.

Mr. Launay stated, “The ShiftPixy story is one of rapid growth and incredible potential, and I am excited to join the Company at this early stage in its evolution. I look forward to applying my skillset to help Scott and the team as we create a world-class operation.”

About ShiftPixy

ShiftPixy is a disruptive human capital management (HCM) services provider, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 25 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy. ShiftPixy’s complete HCM ecosystem is designed to manage regulatory requirements and compliance in such required areas as paid time off (PTO) laws, insurance and workers’ compensation, minimum wage increases, and the Affordable Care Act (ACA) compliance.

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ShiftPixy Cautionary Statement

The information provided in this release includes forward-looking statements, the achievement or success of which involves risks, uncertainties, and assumptions. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of ShiftPixy, Inc., could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of our business model; our ability to execute the Company's vision and growth strategy; our ability to attract and retain clients; our ability to assess and manage risks; changes in the law that affect our business and our ability to respond to such changes and incorporate them into our business model, as necessary; our ability to insure against and otherwise effectively manage risks that affect our business; competition; reliance on third-party systems and software; our ability to protect and maintain our intellectual property; and general developments in the economy and financial markets. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of ShiftPixy, Inc., is included in the filings on Forms 1-A and 10-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of our website at http://ir.shiftpixy.com/financial-information/sec-filings.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, ShiftPixy is alerting investors and other members of the general public that ShiftPixy will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in our Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

CONTACT:

Media:

Sam Eisele

Sam.Eisele@icrinc.com

(646) 277-1271

Investors:

InvestorRelations@shiftpixy.com

(800) 475-3655

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